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                                                       EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Spiegel, Inc.:

We consent to incorporation by reference in the registration statements No. 33-19663, 33-32385, 33-38478, 33-44780, 33-56200 and 33-51755 on Form S-8 of
Spiegel, Inc. of our reports dated February 9, 1996, relating to the consolidated balance sheets of Spiegel, Inc. and subsidiaries as of December 30, 1995 and December 31, 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 30, 1995, which reports appear in the December 30, 1995 annual report on Form 10-K of Spiegel, Inc.

                                                  /S/ KPMG PEAT MARWICK LLP




Chicago, Illinois
March 26, 1996


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